AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

     This amendment to the Fund Participation Agreement ("Amendment") is entered into and is effective this 27th day of July, 2001 by and among IDS Life Insurance Company of New York ("Company") and Janus Aspen Series ("Trust").

     WHEREAS, The parties to this Amendment have previously executed that certain Fund Participation Agreement dated September 29, 2000 ("Agreement"); and

     WHEREAS, the parties to this Amendment wish to amend Schedule A pursuant to the terms of the Agreement.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1. Schedule A is deleted in its entirety and replaced with the Schedule A as attached hereto.

2. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.

IDS LIFE INSURANCE COMPANY OF NEW YORK      Attest:

By:  /s/ Timothy V. Bechtold                By:  /s/ Mary Ellyn Minenko
     -------------------------                    ------------------------
Printed                                     Printed
Name:    Timothy V. Bechtold                Name:    Mary Ellyn Minenko
As Its:  President                          As Its:  Assistant Secretary

JANUS ASPEN SERIES

By:       /s/ Bonnie M. Howe
         -------------------
Printed
Name:        Bonnie M. Howe
As Its:      Vice President

                                  Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account and                Contract Funded
Date Established by Board of Directors      By Separate Account

IDS Life of New York Variable Annuity       Contract Forms 31053 NQ,
Account (formerly IDS Life of New York      31054 TQ, 31055 SEP,
Flexible Portfolio Annuity Account)         31056 IRA
established April 17, 1996

IDS Life of New York Account 8              Contract Forms 39060, 39061,
established September 12, 1985              39090 and 39090C



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